UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2001

COMMISSION FILE NO. 000-28867

FLICKERING STAR FINANCIAL, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Nevada	88-0407936

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6767 W. Tropicana Avenue, Suite 207
Las Vegas, Nevada	89146

(Address of principal executive offices)	(Zip code)

Issuer’s telephone number: (702) 248-1047

Item 5. Other Events.
Item 7. Exhibits and Reports on Form 8-K
SIGNATURES
EXHIBIT 3.3

Item 5. Other Events.

          On October 19, 2001, the Board of Directors of Flickering Star Financial, Inc., (“the Company”) duly convened for a directors’ meeting and adopted the following resolutions:

RESOLVED: That Article IV, Section 4.01 of the Articles of Incorporation be amended to read in full as follows:

“Section 4.01 — Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is $.004. All such shares are one class and are shares of Common Stock. Upon the amendment of this Section to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into four (4) shares.

The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

          On October 19, 2001, shareholders owning a majority of the issued and outstanding shares of stock of the Company, by written consent, approved the amendment to the Articles of Incorporation.

          On October 23, 2001, the Company caused to the be filed with the Secretary of State of the State of Nevada the Certificate of Amendment (See Item 6 below).

Item 7. Exhibits and Reports on Form 8-K

          The following exhibit is filed with this report:

          (a) Certificate of Amendment of Articles of Incorporation.

SIGNATURES

     The Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of October, 2001.

FLICKERING STAR FINANCIAL, INC.

By:	/s/ Ginger B. Quealy
Ginger B. Quealy President